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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No.26 to Registration Statement No. 2-67087 of Morgan Stanley Dean Witter Tax-Free Daily Income Trust on Form N-1A of our report dated February 26, 2001, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.





Deloitte & Touche LLP
New York, New York
February 26, 2001